UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 16, 2012

Frontier Communications Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-11001	06-0619596
(Commission File Number)	(IRS Employer Identification No.)

3 High Ridge Park, Stamford, Connecticut	06905
(Address of principal executive offices)	(Zip Code)

(203) 614-5600
(Registrant’s telephone number, including area code)

_________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 16, 2012, Frontier Communications Corporation (the “Company”) announced that Daniel J. McCarthy, its Executive Vice President and Chief Operating Officer, was promoted to President and Chief Operating Officer, effective immediately.  A copy of the press release, dated April 16, 2012, announcing Mr. McCarthy’s appointment as the Company’s President, is filed herewith as Exhibit 99.1 and incorporated herein by reference.

In connection with the appointment of Mr. McCarthy as the Company’s President, Maggie Wilderotter resigned her position as President.  Mrs. Wilderotter will remain as the Company’s Chairman and Chief Executive Officer.

Mr. McCarthy, 47, has been with the Company since December 1990.  He was Executive Vice President and Chief Operating Officer from December 2005 to April 2012.  Previously, he was Senior Vice President, Field Operations from December 2004 to December 2005.  He was Senior Vice President Broadband Operations from January 2004 to December 2004, President and Chief Operating Officer of Electric Lightwave from January 2002 to December 2004, President and Chief Operating Officer, Public Services Sector from November 2001 to January 2002, Vice President and Chief Operating Officer, Public Services Sector from March 2001 to November 2001 and Vice President, Citizens Arizona Energy from April 1998 to March 2001.  Mr. McCarthy has no family relationship to any other director or executive officer of the Company.

Effective with his promotion, Mr. McCarthy’s base salary was increased from $450,000 to $525,000 to reflect his additional responsibilities.  Mr. McCarthy also entered into an agreement with the Company pursuant to which Mr. McCarthy would be entitled to two years’ salary and target bonus in the event of his actual or constructive termination of employment other than for cause within two years following a “change in control” of the Company.

In addition, Donald R. Shassian, the Company’s Executive Vice President and Chief Financial Officer, received a market-based adjustment to his base salary.  As a result, Mr. Shassian’s base salary was increased from $535,000 to $560,000.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

99.1	Press Release of Frontier Communications Corporation released on April 16, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER COMMUNICATIONS CORPORATION

Date: April 20, 2012	By:/s/ Nancy S. Rights
Nancy S. Rights
Senior Vice President, Deputy General Counsel and Secretary